UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2019

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2019, the Company completed an additional closing of a previously disclosed Private Placement pursuant to which the Company has sold and issued an additional 12.0% Unsecured Convertible Promissory Note (the “2019 Notes”) in the principal amount of $775,000, together with five-year warrants (the “Warrants”) to acquire 775,000 shares of common stock of the Company. Together with the 2019 Notes and Warrants sold in prior closings (the first of which occurred on June 18, 2019), the Company has completed such Private Placement and sold and issued to accredited investors 2019 Notes in the aggregate principal amount of $2,600,000, together with Warrants to acquire 2,600,000 shares of common stock of the Company, which Warrants may be exercised on a cash or cashless basis at an exercise price of $0.70 per share.

The 2019 Notes have a term of five years, bear interest at 12.0% per annum and are convertible at the option of the holder into one share of common stock of the Company with an initial conversion ratio equal to $0.50 per share. The Company shall have the right to force conversion of the 2019 Notes in the event the stock price of the Company’s common stock closes above $1.50 for ten consecutive trading days. The 2019 Notes shall be entitled to a profit participation preference (the “Profit Share”) equal to 1.0 times the original principal amount of the 2019 Notes. The Profit Share is “non-recourse” and shall only be derived from Net Litigation Proceeds (as defined in the 2019 Notes). The Profit Share, if not paid in full on or before the maturity date of the 2019 Notes, shall remain subject to the terms of the 2019 Notes until full and final payment. Upon conversion of the 2019 Notes, the Company shall have no further liability with respect to the payment of any Profit Share.

The securities have been issued pursuant to the exemption from the registration requirements of the Securities Act 1933, as amended (the “1933 Act”), provided under Section 4(a)(2) thereof and pursuant to Rule 506 of Regulation D only to “accredited investors” (as defined under Rule 501(a) of the 1933 Act) based in part on the representations and warranties of the Investors.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: October 24, 2019	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

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